                                                           Contract NN/02/RAW/ge

CONFIDENTIAL PORTIONS OF MATERIAL HAVE BEEN OMITTED AND FILED SEPARATELY WITH
THE SECURITIES AND EXCHANGE COMMISSION. THE REDACTED MATERIAL HAS BEEN INDICATED
WITH AN ASTERISK IN BRACKETS ([*])

                         CONTRACT N(degree) NN/02/RAW/ge
                             FRAME SUPPLY AGREEEMENT
                                     BETWEEN
"EUROBALL ENTITIES" or when they have to be considered as a whole, "EUROBALL"
herebelow specified :

- EUROBALL S.p.A - with a share capital of 35.535.200,00
Euros , registered office is at Torino (10123) -Italy, Via Carlo Alberto 65 registered at the Reg. Impr. of Torino nr 131013/1999 ,Vat number IT0780247018

 - KUGELFERTIGUNG ELTMANN GmbH with a share capital of 25.000,00 Euros, registered office is at Eltmann (97483) - Germany , Industriestr. 2 , registration number :
Bamberg HRB 4028 , VAT number DE812864071

- NN Euroball Ireland Ltd with a share capital of 11.185.397,00 Euros, registered office is at Dublin 1 (IFSC) - Ireland, McCann Fitzgerald Solicitors
, 2 Harbourmasters Place , registration number : 266256 , VAT number IE266256R.

Hereinafter referred as to "Buyer", represented by: Dario Galetti in his capacity as Managing Director of Euroball ApS

                                   AND

ASCOMETAL, Societe Anonyme a directoire et conseil de surveillance with a capital of 65 285 430 Euros, whose registered office is at PUTEAUX (92800)
Immeuble LA PACIFIC - LA DEFENSE 7, 11-13, cours VALMY, registered at the
Registre du Commerce et des Societes in NANTERRE under No. B 331048132,

hereinafter referred as to the "Supplier", represented by Pascal NERBONNE, in his capacity as Marketing and Sales Director.

                                     WHEREAS

1.       The EUROBALL ENTITIES are members of the Euroball group with business activities consisting on the manufacturing of precision steel balls for, inter alia, ball bearings;
2.       Each of the EUROBALL ENTITIES has a continuing need of Product as defined herein;
3.       The EUROBALL ENTITIES has therefore decided to enter into a long term frame supply agreement on a group basis;
4.       Parties now wish to record the detailed basis upon which the Supplier will supply the Products to EUROBALL

                                    Pagina 1

                                                           Contract NN/02/RAW/ge

                   NOW THEREFORE, PARTIES AGREE WHAT FOLLOWS:

1. OBJECT
Pursuant to the terms of this Agreement, Supplier agree to supply to EUROBALL the Products ordered by EUROBALL and EUROBALL agrees to purchase from the
Supplier the Products ordered by EUROBALL hereunder.

2- PRODUCTS

2.1. The Products subject of this Contract are :

          o    Wire of diameter [*] mm and [*] mm
          o    Wire rod of diameter [*] mm to [*] mm

2.2. On January 1st year 2002, the specification for the products to be delivered to each EUROBALL ENTITIES are respectively :

NNe1, NNe2 and NNe3.

The Buyer and the supplier agree that in case of agreement between the Supplier and [*] relevant the cancellation of the requirement 1.7. stated in the specification NNe2 and NNe3 "1st billet down from ingot not utilizable for wheel ball steel NNe2 and NNe3 but for NNe1" the a.m. requirement will be amended in accordance with.

In case that [*] does not allow to suppress the constraint of not using bottom billet for NNe2 and NNe3 the ration between the quantities NNe2 and NNe3 and the total quantities will not exceed the 70%.

3 - PRICES

     3.1. The "Base delivered price" for year 2001 are described in appendix
     "A"(dated January 18,2001) French scrap surcharge shall apply on quarterly basis.

     If the specification Nne3 require a copper content of maximum [*]
     a positive extra of [*] will apply.

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                                                           Contract NN/02/RAW/ge

     3.2. The prices referred in appendix "A" are:

          o    expressed in EURO currency;
          o    DDP INCOTERMS 2000 ;
          o    inclusive of packaging ; and
          o    exclusive of VAT

     3.3. Price Revision Formula

    The "Base delivered prices" for year 2002 shall be calculated in December
    2001 starting from `'base delivered price" for year 2001 as set out under the sub-article 3.1, in accordance with the following price index revision formula:
     [*]

    Safety clause:

          o    If in December, monthly index is not yet published, the latest known index will be carry over in the calculation.

          o    If an index disappear or do not potentially reflect the reality for a long period, parties shall agree upon another index.

     3.3.1. The Parties agree that the percentage of evolution of the price from the previous year to the next year calculated with the above mentioned price escalation formula shall be considered in accordance with the agreed fluctuation band of [*], where in case that the percentage does not exceed the fluctuation band, no price revision shall be done.

     If the calculated percentage exceed the fluctuation band, the price will be revised just only for the difference between the calculated price and the fixed value of the fluctuation band.

     Example:

     Percentage calculated by price index revision formula = [*]

     Fluctuation band: [*]

     Applicable percentage: [*]

     Indexes development are given in appendix "C".

     3.4. Product  Improvement

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                                                           Contract NN/02/RAW/ge

     As the Contract is expected for a period more than one year and the quantity of the product to be produced will be in the range of several thousands of tons , the Supplier undertake required to implement continuous improvement programs in order:

     To improve the manufacturing process of the Product

          o    To reduce the cost of the Product and/or to propose product evolution generating cost saving for the Buyer's process

     In accordance with the above the Supplier will submit the Buyer a Product
     Quality Improvement and Cost Reduction Plans inclusive of the following information:

          o    Description of the changes proposed

          o    Reasons and/or benefits for their introduction

          o    Need of re-qualification (if any)

          o    Detailed time scale

          o    Estimated price variation of the Product

   The above Product Quality Improvement and Cost Reduction Plans will be carefully evaluated and reviewed by the Buyer and within 30 days from its submittal, the Buyer will notify to the Supplier its decision on the matter.

   This sub-article have to be considered an essential condition of this
Contract.

4 -  MARKET SHARE
The market share is calculated based on volume of products listed in article 2.1 delivered to the Buyer on a yearly basis by all the Suppliers.

     4.1. The minimum MARKET SHARE guaranteed to the Supplier in this Contract is the following:

          o    For year 2002: 90%

          o    For year 2003: 90%

          o    For year 2004: 85%

          o    For year 2005: 85%

   4.2. The above mentioned minimum MARKET SHARE is subject to the Supplier's achievement of the targets established of the following Key Factors:

          o    Number of Claims -Objective as set out under the Appendix "E"

          o    Reliability & Service, that it means that :

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                                                           Contract NN/02/RAW/ge

   the percentage of the wire diameters with a quantity in the consignment stock less than the Safety Stock Level shall be not higher than [*].

   4.2.1. The Buyer and the Supplier have agreed to implement the Consignment
   Stock methodology as per the Appendix "D" in line with the under mentioned date:

   Pinerolo:  Ending date of activities: September 13,2002

   Kilkenny: Ending date of activities: September 13,2002

   Eltmann: Ending date of activities: September 30,2002

   The Buyer shall provide to the Supplier the following information:

          o    A forecast raw material consumption of each Euroball plant plus
               NN Group on a quarterly base

          o    The level of the stock up dated on a weekly basis for each grade/diameter.

          o    Consumption per week on weekly basis for each grade/diameter.

   The management of the Consignment Stock is described in Appendix "D"

          o    The appendix "D" of the consignment stock contract has to be up dated regularly by mutual agreement in respect of the maximum quantity in stock broken down by diameter.

          o    As general rule, the consumption is considered to be enough steady during the lead time horizon to be regulated by the consignment stock. Otherwise the Buyer will inform the Supplier.

   To allow the supplier to manage the consignment stock that way, the fluctuation of the consumption should have to remain in a range of plus or minus [*] of the max stock level indicated by the buyer, at least during the lead time period.

   4.2.2. [*]

   4.3. In case of significant degradation of the upper mentioned key factors, the minimum MARKET SHARE guaranteed to the supplier in this Contract could be renegotiated between the Parties.

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                                                           Contract NN/02/RAW/ge

   4.4. If the Buyer is willing to increase the MARKET SHARE allocated to the
   Supplier above the guaranteed level, the Buyer shall make its best efforts to inform the Supplier before October 1st of the preceding year

5 -  CONSIGNMENT STOCK / LEAD TIME / SERVICE

5.1        CONSIGNMENT STOCK

        5.1.1. Reference documents

          a)   NN EUROBALL S.p.A. dated June 1st 2000

          b)   KUGEL FERTIGUNG ELTMANN dated July 1st 2000

          c)   NN BALL & ROLLER Ltd - KILKENNY dated November 16th 1999

       The referenced documents as per point b) and c) will be replaced or amended in accordance with the provisions of the sub-articles 4.2.1 .

5.2      LEAD TIME

       The lead times are the  following :

       - Wire rod :      EUROBALL S.p.A. (Pinerolo)                - 9 weeks

                         KUGEL FERTIGUNG ELTMANN GmbH              - 9 weeks

                         NN EUROBALL Ireland Ltd (Kilkenny)        - 10 weeks

       - Wire :          EUROBALL S.p.A.                           - 13 weeks

       5.2.1.The above mentioned Lead Times will be applicable only if the market demand increase of decrease more than the 10% , if less the
       Supplier shall adjust automatically

       5.2.2. In case of a new wire requirement, the Supplier agrees that after lead time period starting from the Buyer written notice the quantity of the products subject to the above will be put in the Consignment Stock in accordance with the Buyer requirement.

5.3      SERVICE IMPROVEMENT WORKSHOP

       At least, 3 times a year per entity a service improvement workshop shall take place with following frame agenda:

          o    Review of service index

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          o    Review of stock level set up

          o    Main issues to be addressed

          o    Review of the communication system

          o    Goals for next period

          o    Initiative for common work groups

        The appendix `'D" gives historical reference for consignment stock and target for the future.

6 -   DELIVERY

    6.1 Subject to the provisions of Article 12 `Excusable Delay', the Supplier undertakes to deliver the Products strictly in accordance with the terms and conditions provided under the terms and conditions as set out under the sub-article 5.1.1

    6.2   The   Products   will  be  delivered   DDP  (INCOTERMS 2000)
    to the destination specified in the Contract and/or Agreed Purchase Order.

    6.3. Should a Product be delivered in excess of the allowed contractual quantity as set out under the sub-article 5.1.1 and/or Agreed Purchase
    Order, without prior approval of the Buyer, the Buyer shall have the right to return it to the Supplier at Supplier's expenses and risks.

    6.4. The Supplier shall not deliver any Product nor compliant with the specifications and all the other applicable documents, without the written
    Buyer's approval.

    6.5. The delivery shall not constitute acceptance of the Products. Their tittle shall pass to Buyer on full payment of the products.

    6.6. For each shipment the Supplier will provide the Buyer the following documentation :

          o    advice note,

          o    certificate of conformity,

          o    additional data as specified in the Purchase Order and to be agreed between the Parties.

    6.6.1. Each advice note (with the extended description and bar code too)
    will contain the following information:

          o    name and address of the Supplier,

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                                                           Contract NN/02/RAW/ge

          o    description , heat number , lot number ,coil number , coil weight of each item delivered with the extended description and bar code too,

          o    Agreed Purchase Order number of each Product delivered, if any

          o    name of the carrier or forwarding agent and date of dispatch,

          o    gross weight of the package,

          o    additional data listed in the Agreed Purchase Order, subject to specific agreement between the Parties.

    6.6.2. Each invoice (for Pinerolo only) will contain the following information:

          o    description and quantity of each Product delivered,

          o    Agreed Purchase Order number of each Product delivered, if any

          o    invoice number,

          o    unit and total price of each product,

          o    contractual payment conditions,

          o    additional data required through the Agreed Purchase Order, subject to specific agreement between the Parties.

    6.6.3. The Supplier agrees that in case of additional information to be required by the Buyer due to Information Technology (IT) evolution shall be included in the provisions as set out in the sub-articles 6.6.1 and 6.6.2.
    after specific agreement between the Parties.

    6.6.4. In order to minimize, the administrative cost in checking invoicing for EUROBALL SpA (Pinerolo), the Supplier agree to develop a specific adjustment of its software, providing that this development is reasonable in terms of resources (about 2 men week)

 7.   INSPECTION AND ACCEPTANCE

    7.1. In respect of test performed by supplier according to specification and reported on certificate of conformity, the products delivered to the Buyer shall be self-certified by the Supplier and subject to a statistical inspection by the Buyer. The Buyer shall nevertheless perform control along its own manufacturing process.

    7.2. Should the products evidence any defect or failure or non conformity in respect of the agreed Specification and/or the other agreed applicable contractual requirements, the Buyer will return it to the Supplier at the
    Supplier's expenses, specifying in writing the grounds for its rejection, providing the supplier agree on such an evidence.

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                                                           Contract NN/02/RAW/ge

     7.3. If a non conformance complaint (NCC) is issued by the Buyer, the
     Supplier agree on the following principle :

     -    from the date of NCC and receiving the sample for examination, to provide a reply to the Buyer with corrective actions, if any, in accordance with the 8D form within :

          o    for NCC during 1st half 2002 : 15 working days.

          o    for NCC during 2nd half 2002 and later : 10 working days

          o    for NCC during year 2003 and later : 7 working days

     -    if the investigation require a longer time, the Supplier could ask an extended period.

8. QUALITY

    8.1.  Quality Assurance

    The Supplier shall ensure that an effective quality system is established, documented, implemented and maintained in its premises and in the premises of its subcontractors-at-all-levels in order to grant that the performance of this Contract and the Agreed Purchase Orders will be executed in compliance with the provisions of this Contract.

    The Supplier agrees to establish a so-called "Zero Defects Strategy"
    including continuous improvement in matter of inclusion level to be implemented and verified in accordance with the provisions of sub-article
    8.3.

    8.2.  Specifications

    The applicable specifications for Euroball are set out under the Article 2.

    8.3.  Quality Improvement Work Shop

    At least twice a year for each entity, quality improvement workshop shall take place with following frame agenda :

          o    Review of the non conformity index, analysis by main causes

          o    Review of claims

          o    Review of corrective actions

          o    Goals for the next period

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                                                           Contract NN/02/RAW/ge

          o    Initiative for common work groups

     The appendix "E" gives historical reference for number of claims and target for the future.

     9.   PRODUCT LIABILITY RESPONSIBILITY

     9.1. The Supplier is responsible and liable towards the Buyer for any type of damages each Products can cause to people and/or third parties, as a consequence of failures attributable of a default or negligence in the manufacturing and the documentation of the Products in respect of the agreed specification.

     The Supplier shall indemnify and hold harmless the Buyer from each and all claims, liabilities and losses suffered by the Buyer and/or third parties arising out or in connection with the above failures.

     9.2. The Supplier will arrange an adequate insurance policy. The amount of damages recoverable through this insurance policy will be not lower than 30
     Million Euro.

     The above insurance policy will be settled 3 (three) months after the signature of the present Contract , and shall be renewed for all the duration of this Contract.

     Copy of said insurance policy will be delivered to the Buyer immediately after its settlement.

10.  MATERIAL AND WORKMANSHIP WARRANTY

     10.1.1. The Supplier warrants, subject to the provisions of this Article, that each Products delivered under or pursuant to this Contract and/or
     Agreed Purchase Order shall :

          o    be conform in all respects to the Product Specification and the other requirements and prescriptions of the Contract and/or
               Agreed Purchase Order and be free from defects in material and workmanship.

       10.1.2. The warranty period granted by the Supplier for the Products will be 3 months for coating and 36 months for other features from the delivery date to the Buyer

       10.1.3. In the event of any Product failing to conform with the warranty requirements listed at Sub-Article 10.1., it will be returned within 15 days to the Supplier by the Buyer with a rejection note describing the defect found. The return of the Products to the Supplier will freeze or interrupt its remaining warranty period and all the relevant replacement costs will be born by the Supplier.

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                                                           Contract NN/02/RAW/ge

       10.1.4. The Supplier shall be liable for all transportation costs and risks of the Products returned under warranty.

       10.1.5. At the expiry of the warranty periods set out in Sub-Article
       10.1.2., the liability of the Supplier shall continue in respect of manufacturing and documentation hidden defects of the Products.

11 - PAYMENT TERMS AND CONDITIONS

       11.1. Payment Terms

       The payment of the invoices shall be made on the following base :

            60 days net from the end of the month of consumption.

        Should the Supplier's insurance company reduce the existing credit limit for one or more of EUROBALL ENTITIES both Buyer and Supplier shall agree to renegotiate payment term and/or market share in accordance with the new credit limit.

       11.2.  Payment Conditions

        The prices payable under Article 3 shall be paid in accordance with the provisions of this Article.

        In respect of the prices set out in Article 3, the Supplier's invoices will be paid, provided that the Products will have been delivered together with the documentation set out in sub article 6.6.

        12. Excusable delay

        12.1. A delay in the performance of any obligation under the Contract, which is caused by or result of force majeure event shall constitute an excusable delay.

        12.2. To the extent that as a result of an excusable delay the delivery of the Product is not achieved in due time, the date of achievement of that commitment shall be postponed by the duration of the excusable delay to a date for the achievement of that commitment which then shall be a reference for such date as amended by the application of this
        Article.

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                                                           Contract NN/02/RAW/ge

          12.3. The Supplier shall at all times, at no cost for the Buyer, use its best efforts to minimize the delay in the delivery of the
          Products involved and to recover the time lost.

          12.4. Should the event justifying the excusable delay last for more than 2 (two) consecutive week, the Buyer shall have the right to suspend the MARKET SHARE commitment for the period affected by the excusable delay or suspend the Contract in accordance with the provisions of sub article 13.2 or terminate the Contract with provision of article 13.2.4.

          12.5. No relief from liability for late delivery shall apply under this Article unless the Supplier has :

          o    within 3 days from its occurrence, notified the Buyer by
               facsimile and/or e-mail such excusable delay; and

          o    within 6 days from its occurrence, provided the Buyer a detailed report of the situation caused by such excusable delay, inclusive of the potential remedial actions.

       13 -       TERMINATION

       13.1.      Termination for Default

       13.1.1. If either party materially breaches a provision of this
       Agreement, the other party may give notice in writing of the breach and request that the breach be remedied. The notice must specify the relevant facts that caused the breach. The breaching party will have no more than ten days to propose an appropriate plan to remedy the breach and an additional twenty (20) days to complete the remedy. If the breaching party has not completed the remedy within the 30 days period, the notifying party will have the right to terminate the contract by giving written notice to the breaching party at least 30 days prior to the effective date of termination specified in the notice..

       The provision of this article include:

          o    by Buyer :
               the case of non performance by Supplier affecting heavily the quality of the product or the service

          o    by Seller :
               the case if the Buyer fails to pay on the agreed price.

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          13.1.2. If either party becomes insolvent or subject to
          proceedings under any law relating to bankruptcy, insolvency or the relief of debtors, the other party may take any action, including terminating this Agreement in whole or part upon notice to the other party, to protect its interests to the extent permitted by applicable law.

          13.1.3. In the event of Termination, the Buyer shall be obligated to purchase products which are already shipped or ready for shipment.

          The Parties agreed that the respective receivables under the supply of the products will be set off even partially.

13.2.    Termination or suspension for Convenience

          13.2.1. Notwithstanding anything contained in the Contract and/or
          Agreed Purchase Order, the Buyer may, at any time and from time to time, during the term of the Contract and/or Agreed Purchase Order, by written notice to the Supplier (herein after referred to as
          "Termination or suspension Notice"), terminate or suspend the whole or any part or parts of the Contract and/or Agreed Purchase Order not yet performed or completed, in any of the events or situations hereinafter described.

          Upon the Termination or suspension Notice being served, the Supplier and all its suppliers and subcontractors-at-all-levels shall, within
          10 (ten) Days, cease any terminated or suspended activity in accordance with and to the extend specified in such Termination or suspension Notice and no further subcontracts shall be placed upon receipt of the Terminated Notice ; in case of change of Buyer's manufacturing process the Supplier and all supplier and
          sub-contractors-at-all levels shall cease any terminated activity in accordance with the lead time mentioned under the sub- article 5.2.

          13.2.2. The events or situations that will entitle the Buyer to serve the Termination or suspension Notice are:

          o    the duration of the excusable delay over 2 (two) weeks in
               accordance with the provisions of Sub-Article 12.4. ;

          o    the occurrence of a force majeure event to the Buyer over than 4 weeks ;

          o    Change of Buyer's manufacturing process leading to change the products listed under the sub-article 2.1.;

         13.2.3. In the event the Termination or suspension Notice is served, the Buyer shall compensate the Supplier for any direct cost relevant to the part of the Contract performed in the frame of the Contract and/or
         Agreed Purchase Order in full compliance with the relevant technical and qualitative requirements.

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                                                           Contract NN/02/RAW/ge

          Within 30 (thirty) Days from the Termination or suspension Notice, the
          Supplier shall submit to the Buyer the list of the activities and work-in-progress subject to termination together with a comprehensive description of their status and costs afforded for material and manpower.

          The reimbursement under the provisions of this Article shall be made only on the basis of the evidence produced by the Supplier and accepted by the Buyer, and shall, in no way, exceed the price which would have been paid by the Buyer for the terminated activity.

          At all times, the Supplier shall co-operate with the Buyer and do everything possible within its power to minimize and reduce the amount of Buyer's obligations in event of termination here above.

          13.2.4. In the event of a force majeure when either party has failed to perform its obligation for more than 3 months, the other party may terminate the Contract without liability.

          13.3. Termination for Break in Technology

          13.3.1. If during the contract a new technology, unknown by parties at the time of the signature of the contract appears, affect the product, the process of the product either within the supplier or within the Buyer in such a way that : if Parties had known this technology, they evidently would not have agreed upon the contract ;
          in this case, a party could ask for an advance termination.

          13.3.2. The party asking for termination shall bring the evidence of such a situation. Providing the other party accept that evidence, the contract may be terminated not earlier than 6 months after notice of termination has been issued.

          14- DURATION

          This agreement is valid from January 1st year 2002 to December 31st year 2005

          After December 31st 2005 the agreement will be automatically renewed every year following 2005 for consecutive periods of one year. If any of the parties is not willing for renew, a formal notice shall be addressed to the other party 12 (twelve) month before the date of contractual termination.

         15 -     ASSIGNMENT

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                                                           Contract NN/02/RAW/ge

          This agreement may not be assigned or transferred for whatever reason by one party without the express written agreement of the other party.

          16.1. APPLICABLE LAW

          The Contract shall be interpreted , construed and governed by and the relations between the Parties determined by the laws in force in
          Italy.

          16.2 Disputes

          16.2.1 The Buyer and the Supplier recognize the importance of a good long term working relationship which will seek to minimize the possibility of potential areas of disputes and the importance of fast and cost-effective procedures to resolve Disputes under the Contract should the need arise.

          16.2.2. The Parties shall use all reasonable endeavors to resolve any
          Dispute, by informal discussion and good faith negotiation with the aim to reach an amicable settlement of such a Dispute.

          If the Dispute is not resolved within 15 (fifteen) Days from the date of the notice given to a Party by the other claiming the lack of respect of one or more of the contractual obligations, it will be escalated within both Parties which will have additional 20 (twenty)
          Days to reach an amicable settlement.

          Should the Parties fail to reach an amicable settlement, the Dispute shall be finally settled by arbitration in accordance with the provisions hereunder indicated.

          16.2.3. Any Dispute relating to the interpretation, application or termination for whatever reason of this Contract shall be finally settled by arbitration under the Rules of Conciliation and Arbitration of the International Chamber of Commerce of Geneva Switzerland by
          three arbitrators appointed in accordance with said rules, subject to the following conditions:

          o    the location of any such arbitration shall be Geneva Switzerland;

          o    the language of the arbitration proceedings and of the award shall be English but the documents relevant to the Dispute may be produced in the original language;

          o    the arbitrators shall decide the Dispute in accordance with the laws of the Italy.

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                                                           Contract NN/02/RAW/ge

          o    the award of the arbitrators shall be final and shall not be subject to any appeal or recourse of any kind. This award shall determine the apportionment of the arbitration expenses.

          16.2.4.During the settlement of the Dispute, the parties shall continue to perform their Contractual obligations.

          The provisions of this agreement shall supersede, and in particular with regard to the Supplier's and Buyer's respective general or special conditions of sale and of purchase.

17.      COMPANY CONFIDENTIAL INFORMATION

          17.1. During the term and pursuant to the provisions of the Contract, the Parties hereto may exchange information, data and other communications of whatsoever kind, which contain trade secrets of financial, commercial, scientific or technical information
          (hereinafter referred to as "Confidential Information") which each
          Party considers proprietary or confidential.

          17.2. The receiving Party agrees that it will keep in confidence and not disclose to any third parties such Confidential Information, except for:

          o    its own employees;

          o    employees of its Partner Companies, affiliate companies,
               subsidiaries and subcontractors-at-all-levels;

          that are involved in the Contract on a "need-to-know basis".

          Furthermore the receiving Party shall at all times take all measures reasonably necessary for the protection of the Confidential
          Information and any part of it from espionage, sabotage, theft, appropriation or destruction.

          17.3. The obligation of the Parties under this Article, in respect of any Confidential Information, shall continue for a period of 10
          (ten) years or for the period stated by the applicable laws, from the date of receipt of such Confidential Information by the receiving
          Party and shall not cease at the expiry or earlier termination of the
          Contract and/or Agreed Purchase Order.

                                   Pagina 16

                                                           Contract NN/02/RAW/ge

          17.4. The receiving Party shall not be liable for disclosure or use outside the Contract of the Confidential Information if the same:

          o    was already in the possession of the receiving Party prior to the disclosure as evidenced by being recorded in its files or being in its use prior to its receipt; or

          o    was in or subsequently passes into the public domain otherwise than as a result of breach of the provisions of this Article by the receiving Party; or

          o    comes into possession of the receiving Party after the signature of the Contract as a result of independent research or disclosure by a third party without breach of the Contract, or

          o    is independently developed by an employee of the receiving party to whom no disclosure of the Confidential information has been made;

          o    is disclosed with the prior written approval of the disclosing
               Party.

          17.5. The provisions of this Article will be flown down to subcontractors- at-all-levels.

18.      SUSPENSION OF THE WORK AND PRODUCTION FLEXIBILITY

          18.1. At any time and from time, the Buyer has the right to suspend for a max period of time of 4 weeks, all on any part of the Contract or specific order, providing the conditions set in article 4 (MARKET
          SHARE) are met.

          In such case, the Buyer shall give a written 30 days advance notice to the supplier. The Buyer may subsequently either reinstate or terminate the Contract or order, the impact for which an appropriate adjustment will be made.

          18.2 The Buyer will remain obliged to pay the products actually shipped or ready for shipment and to reimburse the Supplier for its cost incurred for unfinished products if these cannot be used for other applications.

          18.3. In case a Force Majeure Event, occurred to the Buyer impacts the production program at any facility of the Buyer, the Buyer at its absolute discretion has the right to suspend the execution of the
          Contract or to terminate the order until the production restraints generated by the Force Majeure Event will cease.
          In this case , the provisions of the Article 18.2 will apply

          18.4. At any time the Buyer has the right and the Supplier shall accept, to modify the contractual quantities to be delivered to the
          Buyer, in accordance with the new Buyer's

                                   Pagina 17

                                                           Contract NN/02/RAW/ge

          production program provided that condition set in Article 4 (MARKET
          SHARE) and in article 5.2 (LEAD TIME) are met.

          18.5. In case of a product is not longer used by the Buyer, the Buyer will inform in writing the Supplier in order to agree the entire consumption of the product shipped and ready for the shipment or in work in progress

19.      CONTRACT AMENDMENTS

          Any Amendment to the Contract and/or Agreed Purchase Order shall be of no force or effect unless in writing and approved and signed by authorized representatives of the Parties.

20.       ENTIRE AGREEMENT

          20.1. The Parties have negotiated the Contract and shall enter into any Agreed Purchase Order made subject hereto on the basis that the provisions of the Contract and such Agreed Purchase Order represent their entire agreement relating to the matters contained in the Contract and such Agreed Purchase Order.

          The Contract and such Agreed Purchase Orders shall supersede all representations, agreements, communications, negotiations, letters and proposals exchanged between the Parties, statements and understandings
          ( other than the Contract ) made prior to the date of the Contract and the date of such Agreed Purchase Order respectively whether orally or in writing relating to the matters contained in the Contract or in such Agreed Purchase Order respectively.

          As far as necessary the Parties acknowledge and agree that the provisions of this Contract shall prevail on inconsistent provisions of agreements previously entered into among the Parties.

          The Parties further agree that neither of them has placed or shall place any reliance whatsoever on any such representations, agreements, letters and proposals, statements or understandings other than those expressly incorporated in the Contract or in such Agreed Purchase
          Order.

          20.2. The Parties hereby agree that the provisions of Articles:

          o    9. "Product Liability Responsibility";

          o    10. "Material and Workmanship Warranty";

          o    16. "Applicable Law and Arbitration";

          o    17. "Company Confidential Information";

                                   Pagina 18

                                                           Contract NN/02/RAW/ge

          shall survive the expiry date and/or any termination of the Contract and/or Agreed Purchase Order and shall remain full enforceable notwithstanding such expiry and/or termination.

21.       SIGNATURE

          IN WITNESS WHEREOF this Contract has been duly executed on behalf of the Parties hereto by their duly authorised representatives.

          Buyer                                      Supplier
          Signature : /s/ Dario Galetti              Signature : /s/ Pascal Nerbonne
          Name : Dario Galetti                       Name : Pascal Nerbonne
          Title: NN Euroball Managing Director       Title: Marketing & Sales Director

                                                      09/09/02

                                   Pagina 19

        Appendix A - Raw Material Cost- Ascometal - Euroball

[*]

                            Appendix B

                                INDEX DESCRIPTION

Chromium:          Ferro chromium carbured 6-8 65 % Cr, Si ‹ 2%

                   -Average monthly price in USD/LBS (published in USINE NOUVELLE
                   - Monthly rate of exchange USD /  EURO ("      "        "   )

Gas:                "gas distribué (hors vente aux ménages)"
                   published in Bulletin Mensuel Statistique (INSEE) - Base 100 in 1995

Electricity:       "Electricité base tension"
                   published in "Bulletin Mensuel Statistique"  - Base 100 in 1995

Man power:         "cout  de  la  main  d'oeuvre  des  industries   mécaniques
                   et  electriques  published  in "Bulletin Mensuel Statistique" -
                   Base 100 in October 1997

Other cost:             Produits et Services Divers  "B"  - PsdB
(including addition)    published in "Bulletin Officiel de la Consommation et de la
                        Concurrence et de la Repression des Fraudes"

                                                                                                                 6.6.2002

     Appendix C

                 EUROBALL - ASCOMETAL - PRICE ESCALATION FORMULA

         [*]

                                                                 6.6.2002

                        Supply agreement
                        EUROBALL/ASCOMETAL
                        - Appendix C - page 1
                        INDEX DEVELOPMENT

         [*]

                                                                       6.6.2002

                        Supply agreement
                        EUROBALL/ASCOMETAL -
                        Appendix C - page 2
                        INDEX DEVELOPMENT

         [*]

NNEuroball - Eltmann
Raw material buffer set-up
                                 Appendix D                              Ton

         [*]

NNEuroball - Kilkenny

Raw material buffer set-up
                                 Appendix D                             Ton

         [*]

NNEuroball - Pinerolo
Raw material buffer set-up

                                 Appendix D                             Ton

         [*]

                                   Appendix E

NUMBER OF CLAIMS - OBJECTIVE

---------------------------------------------------------------------
PLANT                        2002        2003        2004       2005
---------------------------------------------------------------------
PINEROLO                       13           9           6          5
---------------------------------------------------------------------
ELTMANN                         8           5           4          3
---------------------------------------------------------------------
KILKENNY                        4           3           2          1
---------------------------------------------------------------------
TOTAL                          25          17          12          9
---------------------------------------------------------------------

These NCC to be taken into consideration are Non Conformity Claim accepted by the Supplier and detected during the process of the Buyer (excluding NCC notified on material being in Consignment Stock).